Rule 10f-3 Transaction Form                                [LOGO OF BLACKROCK]

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
    ISHARES NEW YORK MUNI BOND ETF (ISHNY)
    BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
    BlackRock MuniYield New York Quality Fund, Inc. (MYN)
    BlackRock New York Municipal Opportunities Fund of BLK Multi-State Muni (BR-NYMO)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    09-27-2017
Offering Commencement:

Security Type:             BND/MUNI

Issuer                     New York City Municipal Water Finance Authority

Selling Underwriter        Raymond James & Associates,Inc

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Raymond James & Associates,Inc.,Blaylock
                           Van,LLC,Barclays Capital Inc.,Siebert Cisneros
                           Shank & Co.,L.L.C.,Bank of America Merrill
                           Lynch,Citigroup Global Markets Inc,Fidelity Capital
                           Markets,Goldman Sachs & Co. LLC, J.P. Morgan
                           Securities LLC,Jefferies LLC,Loop Capital
                           Markets,Morgan Stanley & Co. LLC,Ramirez &
                           Co.,Inc.,RBC Capital Markets,Roosevelt &
                           Cross,Inc.,TD Securities (USA) LLC,U.S. Bancorp
                           Investments Inc., Wells Fargo Securities (trade
                           name for Wells Fargo,Bank N.A. Municipal Products
                           Group),Academy Securities,Cabrera Capital
                           Markets,LLC,Mesirow Financial Inc.,Mischler
                           Financial Group,Inc.,PNC Capital Markets LLC,
                           Rice Financial Products Company,Stifel,Nicolaus &
                           Company,Inc.,Williams Capital Group L.P

TRANSACTION DETAILS

Date of Purchase           09-27-2017

Purchase Price/Share       $116.683 Total Commission,
(PER SHARE / % OF PAR)     $124.574 Spread or Profit            0.484%
                           $121.555

1.  Aggregate Principal Amount Purchased (a+b)
                                                               $9,610,000
    a.  US Registered Funds
        (Appendix attached with individual Fund/Client         $7,500,000

Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

         purchase)

    b.  Other BlackRock Clients                                            $  2,110,000

2.  Aggregate Principal Amount of Offering                                 $383,975,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                          0.02439

 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

 Completed by:             Arushi Bhasin                     Date:  10-05-2017
                           --------------------------------
                           Global Syndicate Team Member

 Approved by:              Steven DeLaura                    Date:  10-05-2017
                           --------------------------------
                           Global Syndicate Team Member

 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                   DEFINITION
Fund Ratio                             Number appearing at the bottom of
                                       page 1 of 2 of the Rule 10f-3 Report
                                       form. It is the sum of the Funds'
                                       participation in the offering by the
                                       Funds and other accounts managed by
                                       BlackRock divided by the total amount
                                       of the offering.

Eligible Foreign Offering              The securities are sold in a public
                                       offering conducted under the laws of
                                       a country other than the United
                                       States and

                                       (a) the offering is subject to
                                           regulation in such country by a
                                           "foreign financial regulatory
                                           authority," as defined in
                                           Section 2(a)(50) of the
                                           Investment Company Act of 1940;

                                       (b) the securities were offered at a
                                           fixed price to all purchasers in
                                           the offering (except for any
                                           rights to purchase securities
                                           that are required by law to be
                                           granted to existing security
                                           holders of the issuer);

                                       (c) financial statements, prepared
                                           and audited as required or
                                           permitted by the appropriate
                                           foreign financial regulatory
                                           authority in such country, for
                                           the two years prior to the
                                           offering, were made available to
                                           the public and prospective
                                           purchasers in connection with the
                                           offering; and

                                       (d) if the issuer is a "domestic
                                           issuer," i.e., other than a
                                           foreign government, a national of
                                           any foreign country, or a
                                           corporation or other organization
                                           incorporated or organized under
                                           the laws of any foreign country,
                                           it (1) has a class of securities
                                           registered pursuant to section
                                           12(b) or 12(g) of the Securities
                                           Exchange Act of 1934 or is
                                           required to file reports pursuant
                                           to section 15(d) of that act, and
                                           (2) has filed all the material
                                           required to be filed pursuant to
                                           section 13(a) or 15(d) of that
                                           act for a period of at least 12
                                           months immediately preceding the
                                           sale of securities (or for such
                                           shorter period that the issuer
                                           was required to file such
                                           material)

 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


TERM                                   DEFINITION
Eligible Municipal Securities          The securities:

                                       (a) are direct obligations of, or
                                           obligations guaranteed as to
                                           principal or interest by, a State
                                           or any political subdivision
                                           thereof, or any agency or
                                           instrumentality of a State or any
                                           political subdivision thereof, or
                                           any municipal corporate
                                           instrumentality of one or more
                                           States, or any security which is an
                                           industrial development bond (as
                                           defined in section 103(c)(2) of
                                           Title 26) the interest on which is
                                           excludable from gross income under
                                           certain provisions of the Internal
                                           Revenue Code;

                                       (b) are sufficiently liquid that they
                                           can be sold at or near their
                                           carrying value within a reasonably
                                           short period of time; and

                                       (c) either

                                            (1) are subject to no greater than
                                                moderate credit risk; or

                                            (2) if the issuer of the municipal
                                                securities, or the entity
                                                supplying the revenues or
                                                other payments from which the
                                                issue is to be paid, has been
                                                in continuous operation for
                                                less than three years,
                                                including the operation of any
                                                predecessors, the securities
                                                are subject to a minimal or
                                                low amount of credit risk.

                                       Also, purchases of municipal securities
                                       may not be designated as group sales or
                                       otherwise allocated to the account of
                                       any prohibited seller (i.e., an
                                       affiliated underwriter).

Eligible Rule 144A Offering            The securities are sold in an offering
                                       where

                                       (a) the securities are offered or sold
                                           in transactions exempt from
                                           registration under Section 4(2) of
                                           the Securities Act of 1933, Rule
                                           144A thereunder, or Rules 501-508
                                           thereunder;

                                       (b) the securities were sold to persons
                                           that the seller and any person
                                           acting on behalf of the seller
                                           reasonably believe to include
                                           qualified institutional buyers, as
                                           defined in Rule 144A ("QIBs"); and

                                       (c) the seller and any person acting on
                                           behalf of the seller reasonably
                                           believe that the securities are
                                           eligible for resale to other QIBs
                                           pursuant to Rule 144A.

Government Securities Offering         The security is issued or guaranteed as
                                       to principal or interest by the United
                                       States, or by a person controlled or
                                       supervised by and acting as an
                                       instrumentality of the Government of
                                       the United States pursuant to authority
                                       granted by the Congress of the United
                                       States; or any certificate of deposit
                                       for any of the foregoing.

 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


TERM                                     DEFINITION
U.S. Registered Public Offering.         The securities offered are registered
                                         under the Securities Act of 1933 that
                                         are being offered to the public.